Immediate Release
Contact: Patrick Nolan
248.754.0884

BORGWARNER REPORTS FOURTH QUARTER 2016 U.S. GAAP NET LOSS OF $(1.39) PER BASIC SHARE, or EARNINGS OF $0.85 PER DILUTED SHARE EXCLUDING NON-COMPARABLE ITEMS

REAFFIRMS 2017 FIRST QUARTER AND FULL YEAR GUIDANCE RANGE

Auburn Hills, Michigan, February 9, 2017 – BorgWarner Inc. (NYSE: BWA) today reported fourth quarter and full year results.

Fourth Quarter Highlights:

•	U.S. GAAP net sales of $2,259 million, up 6.4% compared with fourth quarter 2015.

◦	Excluding the impact of foreign currencies and the net impact of Remy M&A, net sales were up 6.6% compared with fourth quarter 2015.

•	U.S. GAAP net loss of $(1.39) per basic share.

◦
Excluding the $(2.23) per diluted share related to non-comparable items primarily related to a non-cash asbestos-related charge of $(2.07) per share (detailed in the table below), net earnings were $0.85 per diluted share.

•	U.S. GAAP operating loss of $(458) million.

◦	Excluding the $742 million of pretax expenses related to non-comparable items, operating income was $284 million. Excluding the impact of non-comparable items, operating income was 12.6% of net sales.

Full Year Highlights:

•	U.S. GAAP net sales of $9,071 million, up 13.1% compared to 2015.

◦	Excluding the impact of foreign currencies and the net impact of Remy M&A, net sales were up 5.2% compared with 2015.

•	U.S. GAAP net earnings of $0.55 per diluted share.

◦	Excluding the $(2.72) per diluted share related to non-comparable items (detailed in the table below), net earnings were $3.27 per diluted share.

•	U.S. GAAP operating income of $226 million.

◦
Excluding the $888 million of pretax expenses related to non-comparable items, operating income was $1,114 million. Excluding the impact of non-comparable items, operating income was 12.3% of net sales.

Full Year 2017 Guidance: The company has reaffirmed its 2017 full year guidance. Full year net sales are expected to be $8.81billion - $9.04 billion, implying organic sales growth of 3.5% to 6.0%. Foreign currencies are expected to lower sales by $320 million, due to the depreciation of the Euro, Yuan and Pound. The sale of the Remy light vehicle aftermarket business will lower sales by approximately $235 million. Net earnings are expected to be within a range of $3.35 to $3.45 per diluted share. Excluding the impact of non-comparable items, operating margin is expected to improve by 40 to 50 basis points.

First Quarter 2017 Guidance: The company has reaffirmed its 2017 first quarter guidance. The company expected organic net sales growth of 2.5% to 6.5% compared with first quarter 2016 net sales of $2.27 billion. Foreign currencies are expected to lower sales by $60 million, or -2.7%. The Remy light vehicle aftermarket sale will lower revenue by $70 million. Net earnings are expected to be within a range of $0.81 to $0.85 per diluted share.

Financial Results: Net sales were $2,259 million in fourth quarter 2016, up 6.4% from $2,123 million in fourth quarter 2015. Net loss in the quarter was $(293) million, or $(1.39) per basic share, compared with earnings of $125 million, or $0.56 per diluted share, in fourth quarter 2015. Net loss in fourth quarter 2016 included non-comparable items of $(2.23) per diluted share. Net earnings in the fourth quarter 2015 included net non-comparable items of $(0.21) per diluted share. These items are listed in a table below, which is provided by the company for comparison with other results and the most directly comparable U.S. GAAP measures. The impact of foreign currencies decreased net sales by approximately $40 million and decreased net earnings by approximately $0.02 per diluted share in fourth quarter 2016 compared with fourth quarter 2015.

Full year 2016 net sales were $9,071 million, up 13.1% from $8,023 million in 2015. Full year 2016 net earnings were $119 million, or $0.55 per diluted share, compared with $610 million, or $2.70 per diluted share, in 2015. Full year 2016 net earnings included net non-comparable items of $(2.72) per diluted share. Full year 2015 included net non-comparable items of $(0.34) per diluted share. These items are listed in a table below as reconciliations of non-U.S. GAAP measures, which are provided by the company for comparison with other results, and the most directly comparable U.S. GAAP measures. The impact of foreign currencies decreased net sales by approximately $111 million and decreased net earnings by approximately $0.05 per diluted share in 2016 compared with 2015.

The company believes the following table is useful in highlighting non-comparable items that impacted its U.S. GAAP net earnings per diluted share:

Net earnings per diluted share	Fourth Quarter			Full Year
	2016	**	2015	2016	2015

U.S. GAAP	$(1.39)		$0.56	$0.55	$2.70

Non-comparable items:
Asbestos-related charge	2.07		—	2.05	—
Loss on divestiture	0.12		—	0.48	—
Merger and acquisition expense	0.02		0.06	0.11	0.08
Restructuring expense	—		0.11	0.10	0.27
Intangible asset impairment	0.04		—	0.04	—
Contract expiration gain	—		—	(0.02)	—
Pension settlement	—		0.07	—	0.07
Gain on previously held equity interest	—		—	—	(0.05)
Tax adjustments	(0.02)		(0.03)	(0.04)	(0.04)

Non – U.S. GAAP	$0.85	*	$0.77	$3.27	$3.04	*

** GAAP EPS based on non-diluted share count of 211.5MM. Adjusted EPS based on diluted share count of 212.7MM
*Column does not add due to rounding and/or use of basic vs. diluted shares

Net cash provided by operating activities was $1,036 million in 2016 compared with $868 million in 2015. Investments in capital expenditures, including tooling outlays, totaled $501 million in 2016, compared with $577 million in 2015. Balance sheet debt decreased by $331 million and cash decreased by $134 million at the end of 2016 compared with the end of 2015. The company's net debt to net capital ratio was 35.0% at the end of 2016 compared with 35.2% at the end of 2015.

Engine Segment Results: Engine segment net sales were $1,387 million in fourth quarter 2016 compared with $1,397 million in fourth quarter 2015. Excluding the impact of foreign currencies, net sales were up 1.3% from the prior year's quarter. Adjusted earnings before interest, income taxes and non-controlling interest ("Adjusted EBIT") were $248 million in fourth quarter 2016. Excluding the impact of foreign currencies, Adjusted EBIT was $254 million, up 10.1% from fourth quarter 2015.

Drivetrain Segment Results: Drivetrain segment net sales were $883 million in 2016 compared with $735 million in 2015. Excluding the impact of foreign currencies and the Remy acquisition, net sales were up 16.9% from the prior year’s quarter. Adjusted EBIT was $91 million in fourth quarter 2016. Excluding the impact of foreign currencies, and the net impact of Remy M&A, Adjusted EBIT was $94 million, up 15.5% from fourth quarter 2015.

Fourth Quarter Asbestos-Related Charge
The company’s fourth quarter GAAP results included a $703.6 million, or $440.6 million after tax ($2.07 EPS impact), charge related to indemnity and defense costs for pending and future asbestos-related claims. Details of this charge include:

•	This one-time non-cash charge was recorded in other expense.

•	The cash settlements with asbestos-related claims are already reflected in the company’s operating cash flow, and have been since 2004.

•
This amount is based on an undiscounted estimate of indemnity and defense costs that may be incurred at one of the company’s subsidiaries on account of pending and potential future asbestos-related claims that may be asserted for the next 50 years (through 2067).

•	The company paid indemnity and related defense costs totaling $45.3 million and $54.7 million, excluding tax benefits and any insurance receipts, in 2016 and 2015, respectively.

•	A similar level of indemnity and related defense costs is incorporated into the company’s free cash flow guidance.

Please see additional disclosures in our 10K for further discussion and refer to the Footnote 14.

Recent Highlights:

•
BorgWarner launches its First Integrated Electric Drive Module for the Electric Vehicle Market. The company will launch its electric drive module (eDM) with integrated eGearDrive® transmission in two pure electric vehicles from a major Chinese automaker. Production is expected to begin in summer 2017.

•
BorgWarner produces silent chains for Suzuki’s Solio hybrid vehicle. When driving under electric power, two chains transfer power from the electric motor to the transmission to propel the vehicle. During braking or deceleration, the chains transmit power back to the motor to recharge the battery.

•
BorgWarner supplies its advanced wastegate turbocharging technology for numerous hybrid electric vehicles (HEVs) from BYD Auto Industry Company Limited. The locally produced turbocharging solutions provide excellent torque characteristics over the entire engine speed range while improving fuel economy for hybrid powertrains. In addition, BorgWarner also delivers its technology for numerous gasoline powered vehicles of BYD Auto.

•
BorgWarner supplies latest Alfa Romeo Gasoline Engine with Advanced Engine Timing System. BorgWarner’s advanced engine timing system drives the all-new, all-aluminum 2.0-liter gasoline engine. This Alfa Romeo exclusive engine debuts in the new 2017 Alfa Romeo Giulia and Giulia Veloce premium mid-size sedan. BorgWarner’s state-of-the-art engine timing system includes the company’s next-generation silent timing chain for direct-injected, boosted engines, and helps Fiat Chrysler Automobiles (FCA) reach its challenging engine performance goals.

At 9:30 a.m. ET today, a brief conference call concerning fourth quarter and full year 2016 results will be webcast at: http://www.borgwarner.com/en/Investors/default.aspx.

BorgWarner Inc. (NYSE: BWA) is a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. With manufacturing and technical facilities in 62 locations in 17 countries, the company employs approximately 27,000 worldwide. For more information, please visit borgwarner.com.

# # #

Statements contained in this news release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “initiative,” “intends,” “outlook,” “plans,”  “potential,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “would,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements.  Such risks and uncertainties include: the failure to complete or receive the anticipated benefits from BorgWarner’s acquisition of Remy International Inc. ("Remy"), the possibility that the parties may be unable to successfully integrate Remy’s operations with those of BorgWarner, that such integration may be more difficult, time-consuming or costly than expected, revenues following the transaction may be lower than expected, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, or suppliers) may be greater than expected following the transaction; the retention of key employees at Remy may not be achieved; fluctuations in domestic or foreign vehicle production, the continued use by original equipment manufacturers of outside suppliers, fluctuations in demand for vehicles containing our products, changes in general economic conditions, as well as other risks noted in reports that we file with the Securities and Exchange Commission, including the Risk Factors identified in our most recently filed Annual Report on Form 10-K. We do not undertake any obligation to update or announce publicly any updates to or revision to any of the forward-looking statements.

BorgWarner Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share amounts)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net sales	$2,259.0	$2,123.1	$9,071.0	$8,023.2
Cost of sales	1,758.0	1,676.2	7,137.9	6,320.1
Gross profit	501.0	446.9	1,933.1	1,703.1

Selling, general and administrative expenses	217.1	178.4	817.5	662.0
Other expense, net	741.9	68.0	889.7	101.4
Operating (loss) income	(458.0)	200.5	225.9	939.7

Equity in affiliates’ earnings, net of tax	(11.3)	(11.7)	(42.9)	(40.0)
Interest income	(1.6)	(2.2)	(6.3)	(7.5)
Interest expense and finance charges	19.5	17.8	84.6	60.4
(Loss) earnings before income taxes and noncontrolling interest	(464.6)	196.6	190.5	926.8

(Benefit) provision for income taxes	(183.1)	61.2	30.3	280.4
Net (loss) earnings	(281.5)	135.4	160.2	646.4

Net earnings attributable to the noncontrolling interest, net of tax	11.8	10.1	41.7	36.7
Net (loss) earnings attributable to BorgWarner Inc.	$(293.3)	$125.3	$118.5	$609.7

(Loss) earnings per share — diluted	$(1.39)	$0.56	$0.55	$2.70

Weighted average shares outstanding — diluted	211.5	222.9	215.3	225.6

Supplemental Information (Unaudited)
(millions of dollars)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Capital expenditures, including tooling outlays	$145.8	$158.5	$500.6	$577.3

Depreciation and amortization	$100.2	$83.9	$391.4	$320.2

BorgWarner Inc.
Net Sales by Reporting Segment (Unaudited)
(millions of dollars)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Engine	$1,387.4	$1,397.2	$5,590.1	$5,500.0
Drivetrain	883.2	734.9	3,523.7	2,556.7
Inter-segment eliminations	(11.6)	(9.0)	(42.8)	(33.5)
Net sales	$2,259.0	$2,123.1	$9,071.0	$8,023.2

Adjusted Earnings Before Interest, Income Taxes and Noncontrolling Interest ("Adjusted EBIT") (Unaudited)
(millions of dollars)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Engine	$247.7	$230.4	$934.1	$900.7
Drivetrain	91.0	81.2	354.5	294.6
Adjusted EBIT	338.7	311.6	1,288.6	1,195.3
Asbestos-related charge	703.6	—	703.6	—
Loss on divestiture	20.6	—	127.1	—
Restructuring expense	—	24.4	26.9	65.7
Merger and acquisition expense	4.8	17.9	23.7	21.8
Intangible asset impairment	12.6	—	12.6	—
Contract expiration gain	—	—	(6.2)	—
Pension settlement loss	—	25.7	—	25.7
Gain on previously held equity interest	—	—	—	(10.8)
Corporate, including equity in affiliates' earnings and stock-based compensation	43.8	31.4	132.1	113.2
Interest income	(1.6)	(2.2)	(6.3)	(7.5)
Interest expense and finance charges	19.5	17.8	84.6	60.4
(Loss) earnings before income taxes and noncontrolling interest	(464.6)	196.6	190.5	926.8
(Benefit) provision for income taxes	(183.1)	61.2	30.3	280.4
Net (loss) earnings	(281.5)	135.4	160.2	646.4
Net earnings attributable to the noncontrolling interest, net of tax	11.8	10.1	41.7	36.7
Net (loss) earnings attributable to BorgWarner Inc.	$(293.3)	$125.3	$118.5	$609.7

BorgWarner Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions of dollars)

	December 31, 2016	December 31, 2015
Assets

Cash	$443.7	$577.7
Receivables, net	1,689.3	1,665.0
Inventories, net	641.2	723.6
Prepayments and other current assets	137.4	168.9
Total current assets	2,911.6	3,135.2

Property, plant and equipment, net	2,501.8	2,448.1
Other non-current assets	3,421.3	3,242.4
Total assets	$8,834.7	$8,825.7

Liabilities and Equity

Notes payable and other short-term debt	$175.9	$441.4
Accounts payable and accrued expenses	1,847.3	1,866.4
Income taxes payable	68.6	49.4
Total current liabilities	2,091.8	2,357.2

Long-term debt	2,043.6	2,108.9
Other non-current liabilities	1,397.4	728.1

Total BorgWarner Inc. stockholders’ equity	3,218.3	3,553.7
Noncontrolling interest	83.6	77.8
Total equity	3,301.9	3,631.5
Total liabilities and equity	$8,834.7	$8,825.7

BorgWarner Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(millions of dollars)

	Twelve Months Ended December 31,
	2016	2015
Operating
Net earnings	$160.2	$646.4
Asbestos-related charge	703.6	—
Loss on divestiture	127.1	—
Depreciation and amortization	391.4	320.2
Restructuring expense, net of cash paid	12.0	36.3
Deferred income tax (benefit) provision	(268.9)	13.3
Pension settlement loss	—	25.7
Gain on previously held equity interest	—	(10.8)
Other non-cash items	26.6	18.3
Net earnings adjusted for non-cash charges to operations	1,152.0	1,049.4
Changes in assets and liabilities	(116.3)	(181.5)
Net cash provided by operating activities	1,035.7	867.9

Investing
Capital expenditures, including tooling outlays	(500.6)	(577.3)
Proceeds from sale of businesses, net of cash divested	85.8	—
Proceeds from asset disposals and other	10.6	4.7
Payments for businesses acquired, including restricted cash, net of cash acquired	—	(1,199.6)
Proceeds from settlement of net investment hedges	—	13.1
Net cash used in investing activities	(404.2)	(1,759.1)

Financing
Net decrease in notes payable	(129.1)	(316.7)
Additions to long-term debt, net of debt issuance costs	4.6	1,569.2
Repayments of long-term debt, including current portion	(193.6)	(29.8)
Proceeds from interest rate swap termination	8.9	—
Payments for purchase of treasury stock	(288.0)	(349.8)
Proceeds from stock-based compensation items	6.7	3.7
Dividends paid to BorgWarner stockholders	(113.4)	(116.7)
Dividends paid to noncontrolling stockholders	(29.9)	(23.3)
Net cash (used in) provided by financing activities	(733.8)	736.6

Effect of exchange rate changes on cash	(31.7)	(65.5)

Net decrease in cash	(134.0)	(220.1)

Cash at beginning of year	577.7	797.8
Cash at end of year	$443.7	$577.7